UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 1, 2024
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MYPSW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On July 1, 2024, PLAYSTUDIOS US, LLC, a Delaware limited liability company (“PLAYSTUDIOS US”) and a wholly-owned subsidiary of PLAYSTUDIOS, Inc. (the “Company”), PLAYSTUDIOS International Israel Ltd., a corporation organized under the laws of the State of Israel (“PLAYSTUDIOS Israel”) and a wholly-owned subsidiary of PLAYSTUDIOS US, Pixode Games Limited (“Pixode”), and the other parties party thereto entered into that certain Asset Purchase Agreement dated as of July 1, 2024 (the “Pixode Purchase Agreement”), pursuant to which the Company and PLAYSTUDIOS Israel acquired substantially all of the assets of Pixode (the “Pixode Acquisition”). The Pixode Acquisition closed on July 1, 2024. The purchase price for the transaction was $3.5 million paid at closing (of which $100,000 was withheld to cover potential future indemnification claims), a potential additional $1.0 million payable on launch of the Game (as defined in the Pixode Purchase Agreement) within a certain time period and upon certain conditions as set forth therein, and potential additional contingent consideration based on the performance of the Game over the three-year period following launch of the Game, subject to the satisfaction of certain financial performance hurdles and various other terms and conditions as set forth therein. The Company estimated the acquisition-date fair value of the contingent consideration payable in connection with the Pixode Acquisition to be approximately $2.7 million, based on the likelihood that the financial and performance targets set forth in the Pixode Purchase Agreement will be achieved. A portion of the contingent consideration may be paid in shares of Class A common stock of the Company, as determined by the Company in its sole discretion and subject to the terms and conditions set forth in the Pixode Purchase Agreement. The parties made customary representations and warranties, and agreed to certain customary covenants, in the Pixode Purchase Agreement. Subject to certain exceptions and limitations, Pixode has agreed to indemnify PLAYSTUDIOS US and PLAYSTUDIOS Israel for breaches of representations, warranties and covenants and for certain other matters. The foregoing description of the Pixode Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Pixode Purchase Agreement, which is included as Exhibit 10.1 and is incorporated herein by reference.
Amendment to Credit Agreement
On July 1, 2024, the Company, PLAYSTUDIOS US, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into the Amendment No. 5 to Credit Agreement (the “Amendment No. 5”), which amended the Credit Agreement dated as of June 24, 2021 by and among such parties (as previously amended by Amendment No. 1 to Credit Agreement dated as of May 13, 2022, by Amendment No. 2 to Credit Agreement dated as of August 9, 2022, by Amendment No. 3 to Credit Agreement dated as of August 16, 2023, and by Amendment No. 4 to Credit Agreement dated as of June 7, 2024, the “Credit Agreement”) to, among other things, exclude from the covenant set forth in Section 6.01 of the Credit Agreement regarding the incurrence of Indebtedness (as defined therein) the contingent consideration obligations payable pursuant to the Pixode Purchase Agreement. The foregoing description of the Amendment No. 5 does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment No. 5, which is included as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets
As described in Item 1.01 of this Current Report on Form 8-K, on July 1, 2024, PLAYSTUDIOS US and PLAYSTUDIOS Israel acquired substantially all of the assets of Pixode pursuant to the Pixode Purchase Agreement. The information set forth under the heading “Asset Purchase Agreement” in Item 1.01 is incorporated into this Item 2.01 by reference.
Item 9.01. Financial Statements and Exhibits
(a)Financial Statements of Business Acquired
The financial statements required by Item 9.01(a) of Form 8-K, if any, will be filed by amendment no later than 71 calendar days after the last date on which this Current Report on Form 8-K was required to be filed.
(b)Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) of Form 8-K, if any, will be filed by amendment no later than 71 calendar days after the last date on which this Current Report on Form 8-K was required to be filed.
(c)Shell Company Transactions
Not applicable.

(d)Exhibits

Exhibit Number	Description
10.1 *	Asset Purchase Agreement, dated as of July 1, 2024, among the PLAYSTUDIOS US, LLC, PLAYSTUDIOS International Israel Ltd., Pixode Games Limited, and the other parties party thereto.
10.2 †	Amendment No. 5 to Credit Agreement, dated as of July 1, 2024, among PLAYSTUDIOS, Inc., PLAYSTUDIOS US, LLC, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Filed herewith. Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request
†	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 8, 2024

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer